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June 16, 1997                                                         EXHIBIT 15


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

RE: REPRESENTATION OF COUNSEL FOR FIRST SAFECO NATIONAL LIFE INSURANCE COMPANY OF NEW YORK("FIRST SAFECO ") AND ITS FIRST SAFECO SEPARATE ACCOUNT S("SEPARATE ACCOUNT") POST-EFFECTIVE AMENDMENT NO. 1, FORM N-4 FILE NOS. 333-17095 AND 811-07949



Commissioners:

First SAFECO and its Separate Account believe that the filing of Post-Effective Amendment No. 1, is consistent with the purposes and requirements for filing under Rule 485(b) under the Securities Act of 1933 ("1933 Act"). This representation is based on the fact that the changes included in this Post-Effective Amendment No. 1, are consistent with the purposes and requirements described in the adopting release for the changes to Rule 485 (IC-Rel. 20486).

Based on the above, the filing of Post-Effective Amendment No. 1, is made pursuant to Rule 485(b) of the 1933 Act to become automatically effective on June 16, 1997. The undersigned has prepared and reviewed Post-Effective Amendment No. 1, and it is his opinion that Post-Effective Amendment No. 1 does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Sincerely,

/s/ William E. Crawford
-----------------------
William E. Crawford
Counsel